SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 1, 2010

CIGNA Corporation
(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-08323	06-1059331
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

Two Liberty Place, 1601 Chestnut Street Philadelphia, Pennsylvania 19192 (Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code:

(215) 761-1000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                      Other Events

On December 1, 2010, CIGNA Corporation (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”), by and among the Company and Barclays Capital Inc., Goldman, Sachs & Co., J.P. Morgan Securities LLC and Deutsche Bank Securities Inc., as representatives of the underwriters named in Schedule I thereto, with respect to the issuance and sale by the Company of $250,000,000 aggregate principal amount of 4.375% Senior Notes due 2020 (the “Notes”). The Notes were sold pursuant to an effective shelf registration statement on Form S-3ASR, File No. 333-161227. A copy of the Underwriting Agreement is filed as Exhibit 99.1 hereto.

The terms of the Notes are governed by a Senior Indenture, dated as of August 16, 2006, between the Company and U.S. Bank National Association, as trustee, as amended by Supplemental Indenture No. 3 thereto, dated as of March 7, 2008 (as amended, the “Base Indenture”), and as supplemented by Supplemental Indenture No. 6 to the Base Indenture, dated as of December 8, 2010 (the “Supplemental Indenture”). The Supplemental Indenture with respect to the Notes (including the form of the Note) is filed as Exhibit 99.2 hereto.

On December 8, 2010, CIGNA Corporation issued a news release announcing the expiration of its cash tender offer for any and all of its $350 million principal amount of outstanding 8.50% Senior Notes due 2019.  A copy of the news release is attached hereto as Exhibit 99.3.

Item 9.01                      Financial Statements and Exhibits

(d) Exhibits.

99.1
Underwriting Agreement, dated as of December 1, 2010, among CIGNA Corporation and Barclays Capital Inc., Goldman, Sachs & Co., J.P. Morgan Securities LLC and Deutsche Bank Securities Inc., as representatives of the underwriters named therein.

99.2	Supplemental Indenture No. 6, dated as of December 8, 2010 between CIGNA Corporation and U.S. Bank National Association, as trustee.

99.3	Press Release, dated December 8, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CIGNA CORPORATION

Date:	December 9, 2010	By:	/s/ Thomas A. McCarthy
			Name:	Thomas A. McCarthy
			Title:	Acting Chief Financial Officer